                                                                         DRAFT

AMENDMENT NO. 3 DATED AS OF MARCH ____, 1996 ("AMENDMENT NO. 3") TO PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JUNE 7, 1994 AMONG THE NORTH FACE, INC., WHITNEY 1990 EQUITY FUND, L.P. AND J. H. WHITNEY & CO.



     This Amendment No. 3, dated as of _____________, 1996, is entered into between THE NORTH FACE, INC., a Delaware corporation (the "Company"), and holders of the Company's Series A Convertible Preferred Stock ("Holders") issued and sold pursuant to the provisions of the Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of June 7, 1994, as amended by Amendment No. 1 thereto dated as of March 1, 1995 and Amendment No. 2 thereto dated as of March 27, 1996.

     WHEREAS, the Company has filed a registration statement on Form S-1 on May 20, 1996, with the Securities and Exchange Commission in contemplation of the Company's initial public offering of its Common Stock (as described in the registration statement as the same may be amended from time to time, the "Initial Public Offering");

     WHEREAS, the Company desires to enter into that certain Second Amended and Restated Loan and Security Agreement dated as of ____________, 1996, among Heller Financial, Inc. as a lender and as agent ("Agent") for the financial institutions parties thereto ("Lenders") and the Company (the "Senior Loan Agreement"), which amends and restates the Amended and Restated Loan and Security Agreement dated as of March 1, 1995, as amended by certain First, Second, Third and Fourth Amendments thereto, among the same parties;

     WHEREAS, the Senior Loan Agreement will become effective only upon consummation of the Initial Public Offering and satisfaction of other conditions stated therein, and provides for (i) a prepayment of outstanding term and certain revolving indebtedness upon the Company's completion of its Initial Public Offering, restatement of certain revolving and term debt facilities, and adjustments in interest rates and borrowing base calculations, and (ii) other related amendments, loan documents and exhibits as described in the Senior Loan Agreement; and

     WHEREAS, the Whitney Investors (as described in the Senior Loan Agreement) desire to consent to the Senior Loan Agreement; and

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT OF PREFERRED HOLDERS. Each Holder hereby agrees that upon the date this Amendment No. 3 becomes effective in accordance with Section 2 below, Articles 8 and 9 of the Purchase Agreement setting forth certain affirmative and negative covenants shall be deemed deleted in their entirety from the Purchase Agreement and shall be of no further force or effect.

2. EFFECTIVENESS. This Amendment No. 3 and the amendments and other provisions hereof shall become and be effective upon the prior or concurrent satisfaction of all of the following conditions not later than December 31, 1996:

     (a) The Company shall have consummated the Initial Public Offering and shall have received therefrom offering proceeds of twenty seven million dollars ($27,000,000) or more after deducting underwriting discounts and commissions and expenses of the offering.

     (b) The Closing Date under and as defined in the Senior Loan Agreement shall have occurred.

3. CONSENT AND AMENDMENTS RELATING TO LOAN AGREEMENT. The Holders hereby consent to the Company's entering into the Senior Loan Agreement and to the terms thereof.

4. EFFECT OF AMENDMENT. This Amendment No. 3 is duly executed in accordance with Sections 10.4 and 10.5 of the Purchase Agreement, and, except as specifically set forth above, all covenants, terms, provisions and conditions of the Purchase Agreement are, and shall remain, in full force and effect.

5. GOVERNING LAW. This Amendment No. 3 shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws of such state.

6. COUNTERPARTS. This Amendment No. 3 may be executed in any number of counterparts evidenced by manual signatures hereto delivered directly or by facsimile transmission and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

The North Face, Inc.                    Whitney 1990 Equity Fund, L.P.

By ______________________               By _______________________
     Marsden S. Cason                        Ray E. Newton, III
     Chief Executive Officer                 a General Partner

J.H. Whitney & Co.                      Corporate Decisions, Inc.

By _______________________              By _______________________
     Ray E. Newton, III                      Name:
     a General Partner


                                        2